Exhibit 10.36

First Amendment to the Aceto Corporation

2010 Equity Participation Plan

(Effective as of June 12, 2012)

Section 15(e) of the Aceto Corporation 2010 Equity Participation Plan (the “Plan”) is hereby amended to add the following sentence to the end thereof:

“Notwithstanding the foregoing provisions of this Section 15(e), unless otherwise determined by the Committee, on each date that the Company pays a dividend or other distribution in cash to holders of Common Stock occurring after June 12, 2012, the Company shall accrue on behalf of the Grantee an amount in cash equal to (i) the number of Restricted Stock Units credited to the Grantee’s bookkeeping account on such date, multiplied by (ii) the dollar amount of the per share cash dividend.  Any such accrued amount  shall be paid to the Grantee in cash (without interest) on the date of vesting of the Restricted Stock Units to which such amount relates and shall be subject to the same restrictions as such Restricted Stock Units.”

ACETO CORPORATION

By:___________________________

        Douglas Roth

        Senior VP and Chief Financial Officer